致关心如新中国的消费者及社会各界:

如新致力于在中国长期健康稳定的发展，一直积极配合政府，坚持依法经营，维护消费者权益。对于近日来媒体有关如新中国的报导高度重视，我们感谢媒体的善意批评与监督，并在第一时间开展了深刻的反思和检讨。

通过初步检讨，我们对于在公司近期快速成长期间，出现了个别销售人员没有完全遵守及执行公司的政策及规定的情况感到失望。我们对这些令人遗憾及未经许可开展的活动表示衷心歉意。我们将对我们的行政员工和销售人员的业务操作进行内部检查，并全心全意采取纠正措施。

同时，我们会提供更多培训以加强贯彻公司现有的规范政策，其中包括禁止下列行为：

1)	利用公众人物或媒体报告作错误宣导；

2）夸大宣称产品功效；

3)	不当描述如新在华的独特经营模式，与公司其他市场的经营模式混淆。

对这些行为给社会公众造成的影响，我们表示诚挚的歉意，并希望社会各界及媒体能给我们一个改进的机会，以期强化我们的规章制度，巩固健全监督机制，加强我们对优质服务的承诺。

为配合有关部门的工作，展现我们对政策的承诺，巩固长期稳健的经营，我们决定从即日起主动在中国采取以下措施:

1)	加强对销售人员相关法律法规的教育培训；

2)	为集中更多资源用于教育培训，我们将暂停所有业务推广会议，并同时暂停接受任何新销售人员及直销员的申请;

3)	为强化对消费者的承诺，我们将扩展现有直销产品退换货政策，以同时涵盖通过我们零售渠道购买的直销和非直销产品。

本着对社会公众负责的态度，我们将持续与有关政府部门积极沟通，汇报上述措施的实施情况。同时配合政府有关部门的核查工作，对于任何违规的个人和行为，一经发现，我们将按公司政策进行处理。

通过反思和自查，我们认识到维护相关政府部门和社会大众的信任非常重要。如新中国再次承诺，将一如既往在中国依法合规经营。

在有关部门的监督与检查，和与社会公众充分沟通的基础上，我们期待凭借持续稳健的成长，回报社会各界对如新的信任。

Dear consumers and everyone who cares about Nu Skin China,

Nu Skin is dedicated to maintaining a healthy and stable long-term development in China, and has always actively cooperated with the government. We are committed to operating our business in compliance with the laws and protecting the rights of consumers.  We take seriously the recent media reports about Nu Skin China. We appreciate the media giving us constructive criticism and guidance, and have immediately made a profound reflection and self-examination.

As part of our initial review, we were disappointed to learn that during our recent rapid growth, there were instances where some of our sales people failed to adequately follow and enforce our policies and regulations. We sincerely apologize for these unfortunate and unauthorized activities. We are undertaking an internal review of the practices of our employees and sales force, and fully intend to take corrective actions.

We will also provide additional training to reinforce our existing policies which, among other things, prohibit:

1)	inaccurately attributing endorsements to public figures or media reports;

2)	exaggerated product claims; and

3)	improper descriptions of Nu Skin's distinct business model in China that confuse it with Nu Skin's business model in other markets.

We express our sincere apologies to the public for any impact that this has caused, and we hope that the public and the media will give us an opportunity to improve ourselves in order to reinforce our policies and procedures, enhance a sound supervision system, and enhance our commitment to excellent customer service.

Effective immediately, we have voluntarily decided to take the following measures in China in order to cooperate with the relevant authorities, demonstrate our commitment to our policies, and enhance the long term stability of our operations:

1)	reinforce training and education for sales persons on relevant laws and regulations;

2)
to focus additional resources on training and education, we will temporarily suspend all business promotional meetings, and at the same time temporarily suspend accepting applications for any new sales people and direct sellers; and

3)
to strengthen our commitment to consumers, we will extend our current direct selling product refund policy to cover both our direct selling and non-direct selling products sold through our company's retail channel.

We will continue to undertake our responsibilities to the public, actively communicate with the relevant government authorities, and report to them on the implementation of the above-mentioned measures.  At the same time, in order to cooperate with the verification by the relevant government departments, if any individual or any behavior has been found to be in violation of regulations, the Company will take actions in accordance with the Company's policies.

After reflection and self-examination, we recognize the importance of maintaining the trust and confidence of relevant authorities and the public.  Nu Skin China reaffirms its commitment to conduct business in China in compliance with applicable laws and regulations.

We look forward to our continued success in China under the supervision and inspection by the relevant authorities and open dialogue with the public in order to ensure healthy and sustainable growth and to warrant the public's trust of Nu Skin.